EXECUTION COPY


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                             STOCKHOLDERS' AGREEMENT

                                   dated as of

                                October 26, 1999


                                      among


                         Caliber Learning Network, Inc.,

                      Fleming US Discovery Fund III, L.P.,

                  Fleming US Discovery Offshore Fund III, L.P.,

                         Robert Fleming Nominees Limited

                                       and

                                 Chris L. Nguyen



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

                             STOCKHOLDERS' AGREEMENT

                  This STOCKHOLDERS' AGREEMENT is dated as of October 26, 1999, among Caliber Learning Network, Inc., a Maryland corporation (the "Company"), Chris L. Nguyen ("Nguyen"), Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and Robert Fleming Nominees Limited (collectively, the "Fleming Funds"). The Fleming Funds, any Fleming Holder and any Transferee are collectively referred to herein as the "Investor Group" and, individually, an "Investor."

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the terms of the Stock Purchase Agreements, dated as of October 26, 1999, between the Company and each of the Fleming Funds (the "Stock Purchase Agreements"), the Fleming Funds have purchased an aggregate of 150,000 shares (the "Shares") of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred"), convertible into shares of the Company's Common Stock (the "Conversion Shares");

                  WHEREAS, Nguyen beneficially owns (i) 262,805 shares of Common Stock, and (ii) options including, but not limited to, options exercisable within 60 days, and rights to purchase 209,032 shares of Common Stock, which constitute, on an as-converted basis, approximately 3.82% of the outstanding shares of Common Stock (such shares, along with any shares of Common Stock or other equity securities of the Company that Nguyen may subsequently acquire, the "Nguyen Shares");

                  WHEREAS, it is a condition precedent to the Company's and the Fleming Funds' respective obligations to consummate the transactions contemplated by the Stock Purchase Agreements that the parties hereto shall have entered into this Agreement; and

                  WHEREAS, each of Nguyen, the Company and the Fleming Funds desires to enter into this Agreement to regulate certain aspects of their relationship;

                  NOW, THEREFORE, in consideration of the arguments and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.       Rights of Inclusion (Tag-Along Rights).

         So long as the Fleming Holders hold at least 25% of the Conversion Shares issuable on the Closing Date, calculating the Shares on an as-converted basis (to be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event):

                  (a) In the event Nguyen proposes to Transfer any Nguyen Shares (the "Transferor Shares") to any Person (the "Buyer"), as a condition to such Transfer, Nguyen shall cause the Buyer to offer (the "Inclusion Offer") to purchase from each Fleming Holder, at each such Fleming Holder's option, up to that number of Fleming Holder Shares determined in accordance with Section 1(b) on the same terms and conditions as are applicable to the Transferor Shares, except that each Fleming Holder shall not be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to Transfer, the Fleming Holder Shares owned by it free of any liens or encumbrances. Nguyen shall provide prompt written notice to each Fleming Holder (the "Inclusion Notice") setting forth all the terms and conditions of the Inclusion Offer, and each Fleming Holder may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance with respect to Fleming Holder Shares owned by it to Nguyen within twenty (20) days of delivery of the Inclusion Notice to it (the "Acceptance Notice").

                  (b) Each Fleming Holder shall have the right to sell, pursuant to the Inclusion Offer, Fleming Holder Shares representing the same percentage of all Fleming Holder Shares owned by it as the Transferor Shares are of all Nguyen Shares owned by Nguyen (such percentage shall be calculated on the basis that all shares of Series A Preferred owned by each Fleming Holder have been converted into shares of Common Stock at the current conversion price per share under Section 4 of the Articles Supplementary); provided, however, that if no Fleming Holder elects to exercise such right, Nguyen shall nonetheless be entitled to Transfer all or any portion of the Transferor Shares described in the Inclusion Notice. In the event the number of Fleming Holder Shares for which the Fleming Holders elects to exercise such right, along with the Transferor Shares and any other shares of the Company to be sold by other stockholders pursuant to any similar rights granted to such other stockholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to Transfer the same percentage of its shares included in its Acceptance Notice as each other transferor. If a Fleming Holder elects to exercise such right, such Fleming Holder may, in its sole discretion, determine the composition of the Fleming Holder Shares (i.e., the number of the shares of Series A Preferred and Common Stock to be included in the Fleming Holder Shares) to be Transferred by it to the Buyer pursuant to the Inclusion Offer. In the event that any Fleming Holder chooses to include any shares of Series A Preferred in the Fleming Holder Shares to be Transferred by it to the Buyer pursuant to the Inclusion Offer, any such Fleming Holder shall, prior to or simultaneously with such Transfer, convert such shares of Series A Preferred into shares of Common Stock so that each Fleming Holder Transfers only Common Stock to the Buyer.

                  (c) Nguyen shall have ninety (90) days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of himself and the Fleming Holders up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such ninety (90) day period has not completed the Transfer of the Transferor Shares and the Fleming Holder Shares (if any) proposed to be Transferred, Nguyen may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 1.

                  (d) If Nguyen is able to complete the Transfer of the Transferor Shares and the Fleming Holder Shares (if any) proposed to be Transferred within such ninety (90) day period, at the closing thereof, each Fleming Holder shall deliver to the Buyer a certificate or certificates representing the Fleming Holder Shares owned by it to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to each such Fleming Holder the purchase price for the Fleming Holder Shares so Transferred pursuant to this Section 1 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by the Fleming Holders.

                  (e) The provisions of this Section 1 shall not apply to any Transfer or proposed Transfer by Nguyen of Nguyen Shares which represents twelve and one-half percent (12.5%) or less of the Nguyen Shares held by Nguyen on the Closing Date (as defined in the Stock Purchase Agreements) if such Transfer or proposed Transfer by Nguyen of Nguyen Shares, together with all other Transfers by Nguyen of Nguyen Shares on or in the four years prior to the date of such Transfer, represent twenty-five percent (25%) or less of the Nguyen Shares held by Nguyen on the Closing Date, with Nguyen Shares held by Nguyen on the Closing Date to be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event; provided, however, that each Transfer of Nguyen Shares that takes place within one year of any other Transfer to the same Person or any Affiliate of such Person shall be aggregated for purposes of such twelve and one-half percent (12.5%) threshold. In the event that Nguyen desires to exercise an option to purchase shares of Common Stock of the Company, then Nguyen may Transfer Nguyen Shares to the extent necessary to obtain the funds to exercise such option and such Transfer shall not be included in the calculation of the percentages in this Section 1(e).

                  (f) The provisions of this Section 1 shall only apply to Nguyen so long as Nguyen is an executive officer of the Company at the time of any proposed Transfer.

                  (g) Nguyen shall not Transfer any Nguyen Shares to any Person in a public sale except pursuant to the terms and conditions of Section 1(e) hereof.

                  (h) The provisions of this Section 1 shall not apply to any Nguyen Shares Nguyen Transfers to any trust which is established solely for the benefit of the spouse or any lineal ancestor or descendant (including by adoption and stepchildren) of Nguyen and whose terms are not inconsistent with the terms of this Agreement.


2.       Board Observer Rights; Committees.

                  (a) So long as 50% of the Shares are outstanding, the Company agrees with the Fleming Funds that the Fleming Holders (or if no shares of Series A Preferred are held by a Fleming Holder, any Transferee, shall have the right to have one (1) representative (the "Fleming Observer") attend and participate in meetings of the Company's Board of Directors, or any committee thereof, and the Company shall permit the Fleming Observer to attend and participate in all such meetings as an observer; provided that during such time that the holders of the Series A Preferred have elected one director to the Company's Board of Directors (or have waived their right to so elect such director) pursuant to Section 3 of the Company's Articles Supplementary with respect to the Series A Preferred (the "Investor Director"), the Fleming Holders or the Transferee, as the case may be, shall not have the right to have a Fleming Observer. The Fleming Observer shall not have the right to vote on any matter presented to the Board or any committee thereof. The Company shall give the Fleming Observer written notice of each meeting of the Board of Directors or any committee thereof and all written materials and other information given to the Company's directors and committee members in the same manner and at the same time such notices, materials and other information are given to the directors and committee members. The Company shall reimburse the Fleming Observer for travel and other expenses in connection with such meetings to the same extent that the Company reimburses its directors and committee members. If the Board of Directors or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Fleming Observer prior to the effective date of such consent describing the nature and substance of such action.

                  (b) So long as 50% of the Shares are outstanding, the Company and Nguyen acknowledge that the parties to this Agreement desire that one Investor Director be appointed to the Executive Committee and the Compensation Committee of the Company's Board of Directors and at each time the Company's Board of Directors appoints committee members, agree to use their best efforts and take any other action necessary or appropriate to ensure such appointment; provided, however, that the agreements of this paragraph (c) shall terminate with respect to an Investor Director upon the Fleming Holders' or the Transferee's delivery of a written notice to the Company and Nguyen to the effect that such Investor Director need not be appointed to the aforesaid committees.


3.       Definitions.

                  As used herein, the following terms shall have the respective meanings set forth below:

                  "Acceptance Notice" shall have the meaning set forth in
Section 1(a) hereof.

                  "Affiliate" shall have the meaning given it in Section 3 of the Stock Purchase Agreements.

                  "Articles Supplementary" shall have the meaning given it in
Section 1(a) of the Stock Purchase Agreements.


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

                  "Board" or "Board of Directors" shall have the meaning given it in Section 3 of the Stock Purchase Agreements.

                  "Buyer" shall have the meaning set forth in Section 1(a) hereof.

                  "Capital Stock" means the Common Stock (including, without limitation, any Common Stock issuable upon conversion of the Series A Preferred), Series A Preferred and any other class of equity security which the Company may issue and any securities or other rights convertible, exchangeable or exercisable for or into any Capital Stock.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  "Company" shall have the meaning set forth in the first paragraph hereof.

                  "Conversion Share" or "Conversion Shares" means the shares of the Company's Common Stock obtained or obtainable upon conversion of Shares and shall also include any capital stock or other securities into which such shares of Common Stock are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any such shares of Common Stock. On the Closing Date the Shares are convertible into 2,727,273 Conversion Shares.

                  "Fleming Funds" shall have the meaning set forth in the first paragraph hereof.

                  "Fleming Holders" means (i) the Fleming Funds and (ii) any Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of the Fleming Funds, or any successor thereof, to which the Fleming Funds may transfer record and/or beneficial ownership of the Shares or the Conversion Shares.

                  "Fleming Holder Shares" means all Series A Preferred and Common Stock owned by the Fleming Holders.

                  "Fleming Observer" shall have the meaning set forth in Section 2(a) hereof.

                  "Fully Diluted Basis" means, with respect to the calculation of the number of shares of Capital Stock, as of each date of determination thereof, (i) all shares of Capital Stock outstanding at the time of determination and (ii) all shares of Capital Stock issuable upon the exchange, exercise or conversion of any security or other right (other than any Capital Stock) then outstanding which is exchangeable, exercisable or convertible into Capital Stock.

                  "Inclusion Notice" shall have the meaning set forth in Section 1(a) hereof.

                  "Inclusion Offer" shall have the meaning set forth in Section 1(a) hereof.

                  "Investor" shall have the meaning set forth in the first paragraph hereof.

                  "Investor Director" shall have the meaning set forth in
Section 2(b) hereof.

                  "Investor Group" shall have the meaning set forth in the first paragraph hereof.

                  "Nguyen" shall have the meaning set forth in the first paragraph hereof.

                  "Nguyen Shares" shall have the meaning set forth in the second WHEREAS clause hereof.

                  "Person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, governmental body, agency, political subdivision or other entity.

                  "Pro Rata" means with respect to a stockholder, in proportion to the number of shares of Capital Stock on a Fully Diluted Basis owned by such stockholder.

                  "Series A Preferred" shall have the meaning set forth in the first WHEREAS clause hereof.

                  "Shares" has the meaning set forth in the first WHEREAS clause hereof.

                  "Stock Purchase Agreements" shall have the meaning set forth in the first WHEREAS clause hereof.

                  "Transfer" means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

                  "Transferee" shall have the meaning given it in Section 3 of the Stock Purchase Agreements.

                  "Transferor Shares" shall have the meaning set forth in
Section 1(a) hereof.


4.       Miscellaneous.

                  (a) In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  (b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  (d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

                  (i)      If to an Investor, to:

                           the address indicated on Schedule 1 to the Stock Purchase Agreements.

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY  10178
                           Facsimile No.:  (212) 309-6273
                           Attn: David W. Pollak, Esq.

                  (ii)     If to the Company, to:

                           Caliber Learning Network, Inc.
                           509 South Exeter Street
                           Baltimore, MD  21202
                           Facsimile No.:  (410) 843-1300
                           Attention: Rick P. Frier
                           with a copy to:

                           Piper & Marbury L.L.P.
                           36 South Charles Street
                           Baltimore, MD  21201
                           Facsimile No.:  (410) 576-1763
                           Attention:  Richard C. Tilghman, Jr., Esq.

                  (iii)    If to Nguyen, to:

                           Chris L. Nguyen
                           509 South Exeter Street
                           Baltimore, MD  21202
                           Facsimile No.:  (410) 843-1300


                  All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 4(d), be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section 4(d), be deemed given upon receipt and (z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section 4(d), be deemed given on the business day following the day it was sent (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 4(d)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  (e) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

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

                  (h) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have duly executed this Stockholders' Agreement as of the date first written above.


                                  CALIBER LEARNING NETWORK, INC.



                                  By:  /s/ Chris L. Nguyen
                                       ------------------------------------
                                         Name:  Chris L. Nguyen
                                         Title:    Chief Executive Officer



                                  With respect to the
                                  obligations contained in
                                  Sections 1, 2(b), 3 and 4
                                  hereof only:



                                  /s/ Chris L. Nguyen
                                  ------------------------------------
                                  Chris L. Nguyen

                                  FLEMING US DISCOVERY FUND III, L.P.

                                  By: FLEMING US DISCOVERY
                                         PARTNERS, L.P.,
                                      its general partner

                                      By:  FLEMING US DISCOVERY, LLC,
                                           its general partner



                                      By:  /s/ Robert L. Burr
                                           ------------------------------
                                           Robert L. Burr, member

                                  FLEMING US DISCOVERY OFFSHORE
                                  FUND III, L.P.

                                      By:  FLEMING US DISCOVERY
                                              PARTNERS, L.P.,
                                           its general partner

                                           By:      FLEMING US DISCOVERY, LLC,
                                                    its general partner


                                           By:     /s/ Robert L. Burr
                                                   -------------------------
                                                   Robert L. Burr, member


                                  ROBERT FLEMING NOMINEES LIMITED



                                  By: /s/
                                      ----------------------------------